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                                                                 Exhibit 23(c)





                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 of Kleinert's, Inc. for the registration of 150,000 shares of common stock and to the incorporation by reference therein of our report dated February 9, 1996, with respect to the consolidated financial statements of Kleinert's, Inc. included in its Annual Report Form 10-K for the year ended December 2, 1995, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP

Philadelphia, PA
March 14, 1996